SI Diamond Technology, Inc.
3006 Longhorn Blvd., Suite 107, Austin, TX 78758
Phone (512) 339-5020, Fax (512) 339-5021, WWW.CARBONTECH.NET

 Exhibit 10.2

 Amendment to Employment Agreement originally dated May 31, 1996 between the Company and
 Dr. Zvi Yaniv

 April 29, 1999

To: Zvi Yaniv

From: Doug Baker

Re: Compensation

Your salary had been adjusted to an annual rate of $175,000 retroactive to January 1, 1998 in accordance with Marc’s instructions and as a result of a prior agreement between the two of you.

Your salary going forward will be at an annualized rate of $175,000. In addition, the Company will provide you with a leased Subaru Forester under a three year lease commencing April 22, 1999. This new arrangement supercedes all prior salary and bonus arrangements including that set forth in the July 31, 1998 agreement which called for an increase to an annual rate of $200,000 if the Company were to achieve profitability.

If you agree with this summary, please sign below.

Agreed            //s//  Zvi Yaniv
                        Zvi Yaniv